                                                                     EXHIBIT 8.1

              [LETTERHEAD OF FOSTER, SWIFT, COLLINS & SMITH, P.C.]




July 12, 2000



PERSONAL AND CONFIDENTIAL

Board of Directors
IBT Bancorp, Inc.
200 East Broadway
Mt. Pleasant, Michigan 48858

Gentlemen:

Re: Certain Federal Income Tax Consequences of the Acquisition of FSB Bancorp, Inc. by IBT Bancorp, Inc.

You have requested that we render an opinion with respect to certain federal income tax consequences of the Agreement and Plan of Merger dated as of April 7, 2000 (the "Agreement"), by and between IBT Bancorp, Inc., a Michigan corporation ("IBT"), and FSB Bancorp, Inc., a Michigan corporation ("FSB"). Unless otherwise defined in this letter, terms defined in the Agreement are used herein as defined therein.

We understand that, pursuant to the Agreement and subject to the terms and conditions set forth therein, FSB will be merged with and into IBT, with IBT being the surviving corporation, and each share of FSB Common Stock issued and outstanding immediately prior to the Closing Date (and not held by a dissenting shareholder) will, by virtue of the Merger, be converted at the Closing Date into and exchanged for the number of shares of IBT Common Stock set forth in the Agreement.


We have considered such factual matters and have made such inquiries as we have deemed appropriate to render the opinions set forth below. In addition, we have reviewed copies of (i) the Form S-4 Registration Statement, dated June 20, 2000, 2000, under the Securities Act of 1933 relating to the Merger as amended by amendment No. 1, dated July 9, 2000 (the "Registration Statement"); and (ii) the Agreement, as such document has been amended. We also have reviewed originals, or copies certified or otherwise identified to our satisfaction, of such other documents and certificates as we have deemed appropriate to render the opinions hereafter expressed (the "Documents"). In our examination, we have assumed the proper execution, delivery and authenticity of original documents, the accuracy of copies, the genuineness of signatures and the capacity of each party to execute each executed document. We also have examined such matters of law, including the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations (the "Regulations"), and judicial and administrative decisions, rulings and interpretations thereof currently in effect, as we have deemed appropriate as a basis for our opinions set forth below. All section references herein are to the Code unless stated otherwise.

Our opinions assume and are conditioned upon the current and continued accuracy of the factual matters we have considered, including the recitals, agreements, representations and warranties contained in or made pursuant to the Documents, which include the certificates of certain officers of IBT and FSB, copies of which certificates are incorporated herein by reference and attached hereto as Exhibits A and B, respectively (the "Certificates"). Our opinions also assume that the Merger will be carried out in a manner consistent with the representations set forth in the Certificates and consummated in accordance with the terms of the Agreement. We have not independently verified the factual matters set forth in the Documents, including the Certificates, nor have we conducted any investigation to verify the accuracy or completeness of any information reviewed or considered by us for purposes of our opinion. We do not consider it possible or practicable to opine on issues that are factual rather than legal in nature.

Our opinions also are subject to and conditioned upon the current and continued accuracy of the following assumptions:

     1. The fair market value of the IBT Common Stock (including any fractional share interest) and any other consideration received by a FSB shareholder in exchange for FSB Common Stock will be approximately equal to the fair market value of the FSB Common Stock surrendered in the exchange.

     2. There is no present plan or intention by FSB shareholders to sell, exchange, or otherwise dispose of a number of shares of IBT Common Stock received in the Merger that would reduce the FSB shareholders' ownership of IBT Common Stock to a number of shares having a value, as of the date of the Merger, of less than 50% of the value of all of the formerly outstanding FSB Common Stock as of the same date. For this purpose, shares of FSB Common Stock surrendered by dissenters or exchanged for cash in lieu of fractional shares of FSB Common Stock are treated as outstanding FSB Common Stock on the date of the Merger. Moreover, shares of FSB Common Stock and shares of IBT Common Stock held by FSB shareholders and otherwise sold, redeemed, or disposed of prior or subsequent to (and in connection with) the Merger are considered in making the above determination.

     3. IBT has no plan or intention to reacquire any of its stock issued in the Merger.

     4. IBT has no plan or intention to (i) liquidate Farmers State Bank of Breckenridge ("Farmers Bank"), (ii) cause Farmers Bank to merge into another corporation, (iii) sell or otherwise dispose of any stock of Farmers Bank, except for transfers permitted under ss.368(a)(2)(C) of the Code or ss.1.368-2(k)(2) of the Regulations, or (iv) sell or otherwise dispose of, or cause Farmers Bank to sell or otherwise to dispose of, any of Farmers Bank's assets, except for (a) dispositions made in the ordinary course of business, (b) transfers permitted under ss.368(a)(2)(C) of the Code or ss.1.368-2(k)(2) of the Regulations, or (c) transfers or dispositions that do not violate the "substantially all" requirement described in ss.368(a)(2)(E)(i) of the Code.

     5. The liabilities of FSB that will be assumed by IBT and the liabilities to which the transferred assets of FSB are subject (i) were, or will have been, incurred by FSB in the ordinary course of business, and (ii) will be assumed and acquired for a bona fide business purpose and not for the principal purpose of avoiding federal income tax in connection with the Merger.

     6. Following the Merger, IBT will continue the historic business of FSB and Farmers Bank or use a significant portion of the historic business assets of FSB and Farmers Bank in a business. The Merger is being undertaken for reasons germane to the continuance of the business of FSB and IBT, and the Merger serves a genuine and legitimate corporate business purpose.

     7. IBT, FSB and FSB shareholders will pay their respective expenses, if any, incurred in connection with the Merger. IBT will make payments for fractional shares.

     8. There is no intercorporate indebtedness existing between IBT and FSB that was issued, acquired or will be settled at a discount.

     9. No parties to the Merger are investment companies as defined in ss.368(a)(2)(F)(iii) and (iv) of the Code.

     10. FSB is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of ss.368(a)(3)(A) of the Code.

     11. None of the compensation received by any shareholder-employee of FSB will be separate consideration for, or allocable to, any shares of FSB Common Stock; none of the shares of IBT Common Stock received by any shareholder-employee will be separate consideration for, or allocable to, any employment agreement; and the compensation paid to any shareholder-employee will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's-length for similar services.

     12. The payment of cash in lieu of fractional shares of IBT Common Stock is solely for the purpose of avoiding the expense and inconvenience to IBT of issuing fractional shares and does not represent separately bargained-for consideration. With the possible exception of FSB shareholders who hold their shares under different names or in separate accounts or otherwise submit multiple letters of transmittal, the total cash received by a FSB shareholder in lieu of fractional share interests of IBT will not exceed the price of one full share of IBT Common Stock.

     13. Farmers Bank has no plan or intention to sell or otherwise dispose of any of its assets, except for dispositions made in the ordinary course of business.

     14.  No FSB shareholder is a non-resident alien or foreign entity.

     15. FSB has not filed, and holds no assets subject to, a consent under ss.341(f) of the Code and the Regulations thereunder.

Based solely on the information contained in the Agreement and our analysis and examination of applicable federal income tax laws, rulings, regulations and judicial precedents, and subject to the current and continued accuracy of the Certificates and the foregoing assumptions, it is our opinion that:

     1. The Merger will be a reorganization within the meaning of ss.368(a)(1)(A) and ss.368(a)(2)(E) of the Code. FSB and IBT each will be a "party to a reorganization" within the meaning of ss.368(b) of the Code.

     2. No gain or loss will be recognized to those FSB shareholders who receive solely IBT Common Stock in exchange for their shares of FSB Common Stock. ss.354(a)(1) of the Code.

     3. The payment of cash in lieu of fractional share interests of IBT Common Stock will be treated as if the fractional shares were distributed as part of the Merger and then redeemed by IBT. These cash payments will be treated as having been received as distributions in full payment in exchange for IBT Common Stock as provided in ss.302(a) of the Code. Rev. Rul. 66-365, 1966-2 C.B. 116.

     4. The basis of the IBT Common Stock received by FSB shareholders in the Merger (including any fractional share interests to which they may be entitled) will be the same as the basis of the FSB Common Stock surrendered in exchange therefor. ss.358(a)(1) of the Code.

     5. Where a cash payment is received by a dissenting FSB shareholder, cash will be treated as received by the shareholder as a distribution in redemption of FSB Common Stock, subject to the provisions and limitations of ss.302 of the Code.

     6. The holding period of the shares of IBT Common Stock received by FSB shareholders (including any fractional share interests to which they may be entitled) will include the period during which the FSB Common Stock surrendered in exchange therefor was held, provided that the FSB Common Stock surrendered is held as a capital asset on the date of the Merger. ss.1223(1) of the Code.

An opinion of legal counsel represents an expression of legal counsel's professional judgment regarding the subject matter of the opinion and, unlike private letter rulings issued by the Internal Revenue Service (the "Service"), is not binding and has no official status of any kind. We therefore must advise you that there can be no assurance or guaranty given that the Service will not take a position contrary to the opinions expressed herein or the representations set forth in the Certificates, or that, if the Service took such a position, it would not be sustained by the courts.

The opinions expressed herein are rendered as of the date hereof and are based on the Code, proposed and finalized Regulations, and judicial and administrative decisions, rulings and interpretations, all of which are subject to change with no assurance that changes will not be made retroactively.

No opinion is expressed about the tax treatment of the proposed transactions under other provisions of the Code or Regulations or about the tax treatment of any conditions existing at the time of, or effects resulting from, the proposed transactions that are not specifically covered by the opinions set forth above. This opinion does not discuss all potentially relevant federal income tax matters and consequences to shareholders subject to special treatment.

This opinion is for the sole use of IBT's Board of Directors in connection with the Agreement and may not be relied upon by any other individual or entity for any purpose.


We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Tax Matters".

Very truly yours,

FOSTER, SWIFT, COLLINS & SMITH, P.C.

/s/ Foster, Swift, Collins & Smith P.C.

                                                                       EXHIBIT A


                               IBT BANCORP, INC.
                                   CERTIFICATE



This Certificate is delivered to Foster, Swift, Collins & Smith, P.C. in connection with the tax opinions of counsel to be rendered with respect to certain federal income tax consequences of the Agreement and Plan of Merger dated as of April 7, 2000 (the "Agreement"), by and between IBT Bancorp, Inc., a Michigan corporation ("IBT") and FSB Bancorp, Inc., a Michigan corporation ("FSB"). The undersigned understand that this Certificate will be relied upon by Foster, Swift, Collins & Smith, P.C. in rendering such tax opinions. Unless otherwise defined in this Certificate, terms defined in the Agreement are used herein as defined therein. The undersigned HEREBY REPRESENT AND CERTIFY as follows:

     1. IBT has no plan or intention to reacquire any of its stock issued in the Merger.

     2. IBT has no plan or intention to (i) liquidate Farmers State Bank of Breckenridge ("Farmers Bank"), (ii) cause Farmers Bank to merge into another corporation, (iii) sell or otherwise dispose of any stock of Farmers Bank, except for transfers permitted under ss.368(a)(2)(C) of the Code or ss.1.368-2(k)(2) of the Regulations, or (iv) sell or otherwise dispose of, or cause Farmers Bank to sell or otherwise to dispose of, any of the assets of Farmers Bank, except for (a) dispositions made in the ordinary course of business, (b) transfers permitted under ss.368(a)(2)(C) of the Code or ss.1.368-2(k)(2) of the Regulations, or (c) transfers or dispositions that do not violate the "substantially all" requirement described in ss.368(a)(2)(E)(i) of the Code.

     3. Following the Merger, IBT will continue the historic business of FSB and Farmers Bank or use a significant portion of the historic business assets of FSB and Farmers Bank in a business. The Merger is being undertaken for reasons germane to the continuance of the business of FSB and IBT, and the Merger serves a genuine and legitimate corporate business purpose.

     4. IBT, FSB and FSB shareholders will pay their respective expenses, if any, incurred in connection with the Merger. IBT will make payments for fractional shares.

     5. There is no intercorporate indebtedness existing between IBT and FSB that was issued, acquired or will be settled at a discount.

     6. No parties to the Merger are investment companies as defined in ss.368(a)(2)(F)(iii) and (iv) of the Code.

     7. The payment of cash in lieu of fractional shares of IBT Common Stock is solely for the purpose of avoiding the expense and inconvenience to IBT of issuing fractional shares and does not represent separately bargained-for consideration. With the possible exception of FSB shareholders who hold their shares under different names or in separate accounts or otherwise submit multiple letters of transmittal, the total cash received by a FSB shareholder in lieu of fractional share interests of IBT will not exceed the price of one full share of IBT Common Stock.

     All of the representations of the undersigned set forth in this Certificate are true and correct and will be true and correct on the Closing Date as if made on the Closing Date, except as otherwise disclosed in writing, by the undersigned, to Foster, Swift, Collins & Smith, P.C. prior to the Closing.


Dated: July 10, 2000                         IBT BANCORP, INC.
      ---------------

                                             By:  /s/ David W. Hole
                                                ------------------------------

                                             Its: President & CEO
                                                 -----------------------------

                                                                       EXHIBIT B



                                FSB BANCORP, INC.
                                   CERTIFICATE




     This Certificate is delivered to Foster, Swift, Collins & Smith, P.C. in connection with the tax opinions of counsel to be rendered with respect to certain federal income tax consequences of the Agreement and Plan of Merger dated as of April 7, 2000 (the "Agreement"), by and between IBT Bancorp., Inc., a Michigan corporation ("IBT") and FSB Bancorp, Inc., a Michigan corporation ("FSB"). The undersigned understands that this Certificate will be relied upon by Foster, Swift, Collins & Smith, P.C. in rendering such tax opinions. Unless otherwise defined in this Certificate, terms defined in the Agreement are used herein as defined therein. The undersigned, Herbert C. Wybenga, is the President of FSB. The undersigned HEREBY REPRESENTS AND CERTIFIES as follows:



     1. The fair market value of the IBT Common Stock (including any fractional share interest) and any other consideration received by a FSB shareholder in exchange for FSB Common Stock will be approximately equal to the fair market value of the FSB Common Stock surrendered in the exchange.


     2. The undersigned knows of no present plan or intention by FSB shareholders to sell, exchange, or otherwise dispose of a number of shares of IBT Common Stock received in the Merger that would reduce the FSB shareholders' ownership of IBT Common Stock to a number of shares having a value, as of the date of the Merger, of less than 50% of the value of all of the formerly outstanding FSB Common Stock as of the same date. For this purpose, shares of FSB Common Stock surrendered by dissenters or exchanged for cash in lieu of fractional shares of FSB Common Stock are treated as outstanding FSB Common Stock on the date of the Merger. Moreover, shares of FSB Common Stock and shares of IBT Common Stock held by FSB shareholders and otherwise sold, redeemed, or disposed of prior or subsequent to (and in connection with) the Merger are considered in making the above determination.

     3. The undersigned knows of no plan or intention on the part of IBT to reacquire any of its stock issued in the Merger.

     4.   The undersigned knows of no plan or intention on the part of IBT to
(i) liquidate Farmers State Bank of Breckenridge ("Farmers Bank"), (ii) cause Farmers Bank to merge into another corporation, (iii) sell or otherwise dispose of any stock of Farmers Bank, or (iv) sell or otherwise dispose of, or cause Farmers Bank to sell or otherwise dispose of, any of the assets of Farmers Bank, except for dispositions made in the ordinary course of business.

     5. The liabilities of FSB that will be assumed by IBT and the liabilities to which the transferred assets of FSB are subject (i) were, or will have been, incurred by FSB in the ordinary course of business, and (ii) will be assumed and acquired for a bona fide business purpose and not for the principal purpose of avoiding federal income tax in connection with the Merger.

     6. To the best knowledge of the undersigned, following the Merger, IBT will continue the historic business of FSB and Farmers Bank or use a significant portion of the historic business assets of FSB and Farmers Bank in a business. The Merger is being undertaken for reasons germane to the continuance of the business of FSB and IBT, and the Merger serves a genuine and legitimate corporate business purpose.

     7. IBT, FSB and FSB shareholders will pay their respective expenses, if any, incurred in connection with the Merger. IBT will make payments for fractional shares.

     8. There is no intercorporate indebtedness existing between IBT and FSB that was issued, acquired or will be settled at a discount.

     9. No parties to the Merger are investment companies as defined in ss.368(a)(2)(F)(iii) and (iv) of the Code.

     10. FSB is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of ss.368(a)(3)(A) of the Code.

     11. None of the compensation received by any shareholder-employee of FSB will be separate consideration for, or allocable to, any shares of FSB Common Stock; none of the shares of IBT Common Stock received by any shareholder-employee will be separate consideration for, or allocable to, any employment agreement; and the compensation paid to any shareholder-employee will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's-length for similar services.

     12. With the possible exception of FSB shareholders who hold their shares under different names or in separate accounts or otherwise submit multiple letters of transmittal, the total cash received by a FSB shareholder in lieu of fractional share interests of IBT will not exceed the price of one full share of IBT Common Stock.

     13. Farmers Bank has no plan or intention to sell or otherwise dispose of any of its assets, except for dispositions made in the ordinary course of business.


     14. To my knowledge, no FSB shareholder is a nonresident alien or foreign entity.


     15. FSB has not filed, and holds no assets subject to, a consent under ss.341(f) of the Code and the Regulations thereunder.

     All of the representations of the undersigned set forth in this Certificate are true and correct and will be true and correct on the Closing Date as if made on the Closing Date, except as otherwise disclosed in writing, by any one or all of the undersigned, to Foster, Swift, Collins & Smith, P.C. prior to the Closing.


                                        FSB BANCORP, INC.

                                        By:/s/ Herbert C. Wybenga
                                           ---------------------------------
                                             Herbert C. Wybenga
                                        Its:  President